EXHIBIT 10.1

TOGA LIMITED

LONG-TERM INCENTIVE PLAN

1.         Purpose of the Plan.

This Plan is intended to foster the growth and success of the Company and its Affiliates by providing a means to attract, motivate and retain key employees, directors and contractors upon whose judgment, initiative and efforts the Company depends for the successful conduct of the business through awards of equity and equity-based interests in the Company.

2.         Definitions.

The following capitalized terms shall have the meanings attributed to them below when used in this Plan.

Administrator means the Board, any committee thereof or such other delegates as are administering the Plan in accordance with Section 4.

Affiliate means any Subsidiary or other entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.  The Administrator shall, in its sole discretion, determine which entities are classified as Affiliates and designated as eligible to participate in this Plan.

Applicable Law means all applicable United States federal and state laws, the requirements under any stock exchange or quotation system on which the Company has listed or submitted for quotation the Shares to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

Award means a Stock Award, Incentive Stock Option, Nonqualified Stock Option, Appreciation Right, Stock Unit or Other Stock-Based Award granted in accordance with the terms of the Plan, or any other property (including cash) granted pursuant to the provisions of the Plan.

Award Agreement means a Stock Award Agreement, Option Agreement, Stock Appreciation Right Agreement, Stock Unit Agreement or Other Stock-Based Award Agreement, which shall be in a writing (which shall include written agreements in electronic format), in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of the individual Award.  Each Award Agreement is subject to the terms and conditions of the Plan.  The Award Agreement shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award.  The effectiveness of an Award shall not be subject to the Award Agreement being signed by the Company or the Participant receiving the Award unless specifically so provided in the Award Agreement.

Awardee means an Employee, Director or Contractor who has been granted an Award under the Plan.

Bankruptcy means (i) the filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Holder, or (ii) the Holder being subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to the Holder’s assets, which involuntary petition or assignment or attachment is not discharged within 60 days after its date, and (iii) the Holder being subject to a transfer of its Issued Shares by operation of law, except by reason of death or divorce.

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Board means the Board of Directors of the Company.

Code means the United States Internal Revenue Code of 1986, as amended.

Committee means a committee of Directors appointed by the Board in accordance with Section 4, if any.  References to the Committee mean the Board if no Committee is appointed hereunder.

Company means Toga Limited, a Nevada corporation, or, except as utilized in the definition of Sale Event, its successor.

Contractor means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Company or any Affiliate, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to this Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Sections 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

Director means a member of the Board.

Disability means (A) permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant or the Administrator determines otherwise in an applicable Award Agreement, “Disability” as determined by the Administrator.  Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean permanent and total disability as defined in Section 22(e)(3) of the Code and, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A, the foregoing definition shall apply for purposes of vesting of such Award, provided that such Award shall not be settled until the earliest of:  (i) the Participant’s “disability” within the meaning of Section 409A, (ii) the Participant’s “separation from service” within the meaning of Section 409A and (iii) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement.

Disaffiliation means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

Employee means a regular, active employee of the Company or any Affiliate, including an Officer or Director who is also a regular, active employee of the Company or any Affiliate.  For any and all purposes under the Plan, the term “Employee” shall not include a person hired as a leased employee or a person otherwise designated by the Administrator, the Company or an Affiliate at the time of hire as not eligible to participate in or receive benefits under the Plan or not on the payroll, even if such ineligible person is subsequently determined to be a common law employee of the Company or an Affiliate or otherwise an employee by any governmental or judicial authority.  Unless otherwise determined by the Administrator in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

Exchange Act means the United States Securities Exchange Act of 1934, as amended.

Fair Market Value means the closing price for a Common Share reported on a consolidated basis on the exchange or national market system on which Shares are traded on the date of measurement, or if Shares were not traded on such measurement date, then on the next preceding date on which Shares were traded, all as reported by such source as the Administrator may select.  If the Shares are not listed on a national securities exchange or system, Fair Market Value shall be determined in good faith by the Administrator in its sole discretion, taking into account, to the extent appropriate, the requirements of Section 409A (including, without limitation, the requirement that fair market value be determined through the reasonable application of a reasonable valuation method).

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Grant Date means, with respect to each Award, the date upon which the Award is granted to an Awardee pursuant to this Plan, which may be a designated future date as of which such Award will be effective, as determined by the Administrator.

Holder means, with respect to an Award or any Issued Shares, the Awardee of the Award or Issued Shares and Permitted Transferee of such Award or Issued Shares.  The term “Holder” shall not include any transferee of Issued Shares who is not a Permitted Transferee.

Incentive Stock Option means an Option that is identified in the Option Agreement as intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and that so qualifies.

Issued Shares means, collectively, all outstanding Shares issued pursuant to the terms of Awards (including, without limitation, Shares issued to a Holder upon the exercise of an Option).

Non-Employee Director means a Director who is not an Employee of the Company.

Nonqualified Stock Option means an Option that is not an Incentive Stock Option.

Officer means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

Option means a right granted under Section 8 to purchase a number of Shares or Stock Units at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Option Agreement”).  Both Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan.

Other Stock-Based Award means an Award granted pursuant to Section 12 on such terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Other Stock-Based Award Agreement”).

Parent means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Participant means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

Permitted Transferees means an Awardee’s spouse, former spouse, children, stepchildren, brothers, sisters, nephews, nieces, grandchildren, parent, grandparent, mother-in-law, father-in-law, son-in-law or daughter-in-law, including adoptive relationships (“family members”), a trust in which the Awardee and the Awardee’s family members have more than 50 percent of the beneficial interests or any other entity in which the Awardee and Awardee’s family members own more than 50 percent of the voting interests.  Upon the death of the Awardee, the term Permitted Transferees shall also include such deceased Awardee’s estate, executives, administrators, personal representatives, heirs, legatees and distributees, as the case may be.  The Committee may limit “Permitted Transferees” to family members (as defined in the General Instructions to Form S-8 under the Securities Act) of a Participant under an Award Agreement or otherwise if it deems such a limitation necessary or appropriate.

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Plan means this Toga Limited Long-Term Incentive Plan, as set forth herein and as it may be amended from time to time.

Repurchase Event means (i) a Termination of Service, (ii) the Awardee’s Bankruptcy, (iii) the consummation of a Sale Event, or (iv) a Restrictive Covenant Breach.

Restrictive Covenant Breach means a breach by the Awardee of an Award of any written non-competition, non-solicitation, non-disparagement or confidentiality covenant owing to, or for the benefit of, the Company, determined in each such case by the Board in its good faith judgment.  The date of a Restrictive Covenant Breach shall be deemed to be the date upon which the Board first learns of such Restrictive Covenant Breach.

Retirement means voluntary Termination of Employment by an Employee from the Company and its Affiliates after the Employee has attained age sixty-five (65) and completed at least five (5) years of service with the Company and its Affiliates.

Sale Event means a “Sale Event” described in Exhibit A.

Section 409A means Section 409A of the Code and state and local laws, rules and regulations with the same or similar purpose.

Securities Act means the United States Securities Act of 1933, as amended.

Share means a share of Common Stock of the Company, as adjusted in accordance with Section 15.

Stock Appreciation Right means a right to receive, in cash or Shares (as determined by the Administrator), value equal to or otherwise based on the excess of:  (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) the aggregate exercise price of the right, as established by the Administrator on the Grant Date and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Stock Appreciation Right Agreement”).

Stock Award means an award or issuance of Shares made under Section 11, the grant, issuance, retention, vesting or transferability of which is subject during specified periods of time to such conditions (including, without limitation, continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

Stock Unit means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share, payable in cash, property or Shares.  Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

Stock Unit Award means an award or issuance of Stock Units made under Section 12, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including, without limitation, continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Unit Award Agreement”).

Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock, in one of the other corporations in such chain.

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Termination for Cause means, unless otherwise provided in an Award Agreement, Termination of Employment, termination of status as Non-Employee Director or termination of status as Contractor on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets of the Company or any Affiliate, material violation of state or federal securities laws, or the intentional and repeated violation of the written policies, procedures or rules of the Company or, if applicable, violation of the policies, procedures or rules governing Contractor conduct, provided that, for an Employee who is party to an individual severance or employment agreement defining Cause, “Cause” shall have the meaning set forth in such agreement except as may be otherwise provided in such agreement.  For purposes of this Plan, a Participant’s Termination of Employment shall be deemed to be a Termination for Cause if, after the Participant’s employment has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Administrator, a Termination for Cause.

Termination of Employment means, for purposes of this Plan, unless otherwise determined by the Administrator, ceasing to be an Employee.  Unless otherwise determined by the Administrator, if a Participant’s employment with, or membership on, a board of directors (or similar governing body) of the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a Non-Employee Director capacity or as a Contractor or an Employee, as applicable, such change in status shall not be deemed a Termination of Employment.  A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an Employee of (or service provider for), or member of the board of directors (or similar governing body) of, the Company or another Subsidiary or Affiliate.  Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment.  In addition, Termination of Employment shall mean a “separation from service” under Section 409A whenever necessary to ensure compliance therewith for any payment or settlement of a benefit conferred under this Plan that is subject to Section 409A, and, for such purposes, shall be determined based upon a reduction in the bona fide level of services performed to a level equal to twenty percent (20%) or less of the average level of services performed by the Employee during the immediately preceding 36-month period.  The Administrator or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spinoff of a division or subsidiary that employs a Participant, shall be deemed to result in a Termination of Employment for purposes of affected Awards, and such decision shall be final, conclusive and binding.

3.         Stock Subject to the Plan.

(a)        Aggregate Limit. Subject to the provisions of Section 15(a) of the Plan, the maximum aggregate number of Shares which may be subject to or delivered under Awards granted under the Plan is ten million (10,000,000) Shares. The Shares issued under the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.  In no event will the Shares that are subject to or delivered under Awards granted under the Plan exceed the number of Shares authorized under the Company’s Articles of Incorporation, as amended from time to time.

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(b)        Code Section 422 Limits; Other Share Limitations. Subject to Section 15(a), the aggregate number of Shares subject to Awards granted under this Plan during any fiscal year to any one Employee shall not exceed forty thousand (40,000) Shares, or if an Award is settled in cash, the maximum amount of cash award allocable to any one Employee during a single fiscal year shall not exceed the then-current Fair Market Value of such Shares.  Subject to the provisions of Section 15(a) of the Plan, the aggregate number of Shares that may be issued under the Plan through Incentive Stock Options shall not exceed one hundred percent (100%) of the maximum aggregate number of Shares that may be subject to or delivered under Awards granted under the Plan, as the same may be amended from time to time under the terms of the Plan.

(c)        Limit on Awards to Non-Employee Directors.  Notwithstanding any other provision of the Plan to the contrary, the aggregate Grant Date Fair Market Value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director during any single calendar year shall not exceed two thousand (2,000) Shares, or if an Award is settled in cash, the maximum amount of cash award allocable to any one Non-Employee Director during a single fiscal year shall not exceed the then-current Fair Market Value of such number of Shares.

(d)        Share Counting Rules.

(i)             For purposes of this Section 3, Shares subject to Awards that have been canceled, expired, or not issued or forfeited for any reason (in whole or in part) shall not reduce the aggregate number of Shares which may be subject to or delivered under Awards granted under this Plan and shall be available for future Awards granted under this Plan.  Notwithstanding the foregoing, Shares added back under the provisions of this subsection (d) shall not be counted when determining the limit on Shares that may be granted as Incentive Stock Options under subsection (b), above.

(ii)        Shares subject to Awards that have been retained by the Company in payment or satisfaction of the purchase price of an Award, and Shares that have been delivered (either actually or constructively by attestation) to the Company in payment or satisfaction of the purchase price of an Award, shall be available for grant under the Plan on a one-for-one basis.

4.         Administration of the Plan.

(a)        Procedure.

(i)             Administrative Bodies. The Plan shall be administered by the Board, any Committee designated by the Board to so administer this Plan and their respective delegates. For purposes of Awards to non-employee directors, “Committee” shall mean the full Board.  If the Company has a class of securities that is registered under Section 12 of the Exchange Act, the Committee shall be comprised of two or more directors of the Company, each of whom shall qualify as a “non-employee director” under Rule 16b-3 promulgated by the Securities Exchange Commission under the Exchange Act.

(ii)            Awards to Directors.  The Board shall have the power and authority to grant Awards to Non-employee Directors, including the authority to determine the number and type of awards to be granted; determine the terms and conditions, not inconsistent with the terms of this Plan, of any award; and to take any other actions the Board considers appropriate in connection with the administration of the Plan.

(iii)       Delegation of Authority for the Day-to-Day Administration of the Plan.  Except to the extent prohibited by Applicable Law (including restrictions on delegation of authority relative to awards to “insiders” under Section 16 of the Exchange Act), the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan.  Such delegation may be revoked at any time.

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(b)        Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

(i)         to select the Contractors, Non-Employee Directors and Employees of the Company or its Affiliates to whom Awards are to be granted hereunder;

(ii)        to determine the number of Shares to be covered by each Award granted hereunder;

(iii)       to determine the type of Award to be granted to the selected Contractors, Employees and Non-Employee Directors;

(iv)       to determine the Fair Market Value of Shares;

(v)        to approve forms of Award Agreements;

(vi)       to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting or exercisability provisions, terms regarding acceleration of Awards or waiver of forfeiture restrictions, the acceptable forms of consideration for payment for an Award, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

(vii)      to correct administrative errors;

(viii)     to construe and interpret the terms of the Plan (including sub-plans and Plan addenda), Awards granted pursuant to the Plan, administrative forms, policies and procedures and any other extrinsic documents relating to the Plan;

(ix)       to adopt forms, rules, policies and procedures relating to the operation and administration of the Plan;

(x)        to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

(xi)       to modify or amend each Award, including, but not limited to, the acceleration of vesting or exercisability; provided, however, that any such modification or amendment:  (A) is subject to the plan amendment provisions set forth in Section 16, and (B) may not materially impair any outstanding Award unless agreed to in writing by the Participant, except that such agreement shall not be required if the Administrator determines in its sole discretion that such modification or amendment either:  (Y) is required or advisable for the Company, the Plan or the Award to satisfy any Applicable Law or to meet the requirements of any accounting standard, or (Z) is not reasonably likely to significantly diminish the benefits provided under such Award, or that adequate compensation has been provided for any such diminishment, except following a Sale Event;

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(xii)      to allow or require Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of a Nonqualified Stock Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld.  The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined.  All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

(xiii)     to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiv)     to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any vesting or resale by a Participant or of other subsequent transfers by the Participant of any Shares issued as a result of or under an Award or upon the vesting or exercise of an Award, including, without limitation, (A) restrictions under an insider trading policy, (B) restrictions as to the use of a specified brokerage firm for such resale or other transfers, and (C) institution of “blackout” periods on exercises of Awards;

(xv)      to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award;

(xvi)     to adopt such procedures or sub-programs as are necessary or appropriate for participation in the Plan by Employees or Directors who are foreign nationals or employed outside of the United States; and

(xvii)    to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c)            Sale Event.  The following provisions shall apply to Awards in connection with a Sale Event unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Awardee or unless otherwise expressly provided by the Committee at the time of grant of an Award.  Except as otherwise stated in the Award Agreement, in the event of a Sale Event, then, notwithstanding any other provision of the Plan, the Committee may take one or more of the following actions with respect to Awards, contingent upon the closing or completion of the Sale Event:

(i)             arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar stock award for the Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Sale Event);

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(ii)            arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)           accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Sale Event as the Committee shall determine (or, if the Committee shall not determine such a date, to the date that is five (5) days prior to the effective date of the Sale Event), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Sale Event;

(iv)           arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Award;

(v)            cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Sale Event, in exchange for such cash consideration, if any, as the Committee, in its sole discretion, may consider appropriate; and

(vi)           make a payment, in such form as may be determined by the Committee equal to the excess, if any, of (A) the value of the property the holder of the Award would have received upon the exercise of the Award, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action with respect to all Awards or with respect to all Awardees.

(d)        Effect of Administrator’s Decision. All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion.  All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants.  The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, accountants and consultants as it may select.

(e)        Indemnity.  To the extent allowable under Applicable Law, each member of the Committee or of the Board and any person to whom the Board or Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan, and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Articles of Incorporation, by-laws or regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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5.         Eligibility.

Awards may be granted only to Employees, Directors and Contractors of the Company or any of its Affiliates; provided, however, that Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries (within the meaning of Section 424(f) of the Code).

6.         Term of Plan.

The Plan shall become effective upon its approval by shareholders of the Company (the “Effective Date”).  It shall continue in effect for a term of ten (10) years from the date the Plan is approved by the shareholders of the Company unless terminated earlier under Section 17 of the Plan.

7.         Term of Award.

Subject to the provisions of the Plan, the term of each Award shall be determined by the Administrator and stated in the Award Agreement, and may extend beyond the termination of the Plan.  In the case of an Option or a Stock Appreciation Right, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement. However, in the case of an Incentive Stock Option granted to an individual who, immediately before the Incentive Stock Option is granted, owns (or is treated as owning) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the term shall be five (5) years from the Grant Date or such shorter term as may be provided in the Award Agreement.

8.         Options.

The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals or the satisfaction of an event or condition within the control of the Awardee or within the control of others.

(a)        Option Agreement.  Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Option and the means of payment of such exercise price, (iv) the term of the Option, (v) such terms and conditions regarding the vesting or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option and forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.

(b)        Exercise Price. The per Share exercise price for the Shares to be issued upon exercise of an Option shall be determined by the Administrator, except that the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date, and the per Share exercise price for the Shares to be issued upon exercise of an Incentive Stock Option shall be no less than 110% of the Fair Market Value per Share on the Grant Date if the Incentive Stock Option is granted to a 10% Owner.

(c)        No Option Repricing.  Subject to Section 15, the exercise price of an Option may not be reduced without shareholder approval, nor may outstanding Options be cancelled in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Option, without shareholder approval.

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(d)        No Reload Grants.  Options shall not be granted under the Plan in consideration for, and shall not be conditioned upon the delivery of Shares to the Company in payment of, the exercise price, a tax withholding obligation or both, under any other employee stock option.

(e)        Vesting Period and Exercise Dates.  Options granted under this Plan shall vest or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator and as specified in the Option Agreement.  In the absence of any specific language in the Option Agreement regarding vesting, each Option will vest as follows:   20% of the Option will vest on the first anniversary of the Grant Date, an additional 40% vesting on the second anniversary of the Grant Date, and the final 40% vesting on the third anniversary of the Grant Date; thereby rendering the Options 100% vested three years after the Grant Date.  The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued active employment, the passage of time or such performance requirements as deemed appropriate by the Administrator.  At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

(f)        Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option.  Acceptable forms of consideration may include:

(i)         cash;

(ii)        certified or bank cashier’s check or wire transfer (denominated in U.S. Dollars);

(iii)       subject to any conditions or limitations established by the Administrator, other Shares which have a Fair Market Value on the date of surrender equal to or greater than the aggregate exercise price of the Shares as to which said Option shall be exercised (it being agreed that the excess of the Fair Market Value over the aggregate exercise price shall be refunded to the Awardee in cash);

(iv)       subject to any conditions or limitations established by the Administrator, the Company withholding Shares otherwise issuable upon exercise of an Option;

(v)        consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator and in compliance with Applicable Law;

(vi)       such other consideration and method of payment for the issuance of Shares deemed appropriate by the Administrator to the extent permitted by Applicable Law; or

(vii)      any combination of the foregoing methods of payment.

Notwithstanding the foregoing and the terms of any Award Agreement to the contrary, during any period for which Shares are publicly traded, an exercise that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

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(g)      Procedure for Exercise; Rights as a Shareholder.

(i)         Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the applicable Option Agreement.

(ii)        An Option shall be deemed exercised when (A) the Company receives (1) written or electronic notice of exercise (in accordance with the Option Agreement or procedures established by the Administrator) from the person entitled to exercise the Option and (2) full payment for the Shares with respect to which the related Option is exercised, and (B) with respect to Nonqualified Stock Options, provisions acceptable to the Administrator have been made for payment of all applicable withholding taxes.

(iii)       Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

(iv)       The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised.  Such Shares may be issued in the form of a certificate, by book entry, or otherwise, in the Company’s sole discretion.  An Option may not be exercised for a fraction of a Share.

(h)        Termination of Employment, Non-Employee Director Status or Contractor Status. The Administrator shall determine as of the Grant Date (but subject to modification subsequent to the Grant Date) the effect a Termination of Employment, termination from membership on the Board by a Non-Employee Director or cessation of status as a Contractor shall have on any Option.  Unless otherwise provided in the Award Agreement:

(i)         Termination of Employment, Non-Employee Director Status or Contractor Status without Cause. If a Participant experiences, by reason other than Termination for Cause, a Termination of Employment, a termination of his or her status as a Non-Employee Director or a termination of his or her status as a Contractor then (i) to the extent an Option held by such Participant is vested and (ii) only to the extent such Option is exercisable under the terms of the Award Agreement, such Option may thereafter be exercised by the Participant, the legal representative of the Participant’s estate, the legatee of the Participant under the will of the Participant, or the distribute of the Participant’s estate, whichever is applicable until the expiration of the stated term of such Option (other than in the case of Incentive Stock Options, wherein the period shall not exceed one year).

(ii)        Termination for Cause.  If a Participant experiences a Termination for Cause, any and all outstanding Options (whether vested or unvested) granted to such Participant shall immediately lapse and be of no force or effect.

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(i)         Restrictions on Shares Subject to Stock Options.  Shares issued upon the exercise of any Option may be made subject to such disposition, transferability or other restrictions or conditions as the Administrator may determine, in its discretion, and as shall be set forth in the applicable Option Agreement.

9.         Incentive Stock Option Terms and Limitations.

(a)        Eligibility.  Only Employees of the Company or its Subsidiaries may be granted Incentive Stock Options.

(b)        $100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonqualified Stock Options.  For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted.  The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c)        Transferability. The Option Agreement must provide that an Incentive Stock Option is not transferable by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person.  If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonqualified Stock Option.

(d)        Exercise Price. The per Share exercise price of an Incentive Stock Option shall in no event be inconsistent with the requirements for qualification of the Incentive Stock Option under Section 422 of the Code.

(e)        Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.  If any such terms and conditions, as of the Grant Date or any later date, do not so comply, the Option will be treated thereafter for tax purposes as a Nonqualified Stock Option.

10.      Stock Appreciation Rights.

Stock Appreciation Rights may be granted to Awardees either alone (“freestanding”) or in addition to or in tandem with other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 8.  Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option, and shall be based on the Fair Market Value of one Share on the Grant Date or, if applicable, on the Grant Date of the Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A).  All Stock Appreciation Rights shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 8.  The Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate.

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11.      Stock Awards.

(a)        Stock Award Agreement.  Each Stock Award Agreement shall contain provisions regarding:  (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable or vested, (iv) such terms and conditions on the grant, issuance, vesting or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award, (vi) whether the Shares shall, after vesting, be further restricted as to transferability or be subject to repurchase by the Company or forfeiture upon the occurrence of certain events determined by the Administrator, in its sole discretion, and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.  The Administrator may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Administrator shall deem appropriate.

(b)        Form of Consideration.  The Administrator shall determine the acceptable method of payment of the purchase price for a Stock Award, if any, either through the terms of the Stock Award Agreement or at the time of purchase.  Acceptable forms of payment may include:

(i)         cash;

(ii)        certified or bank cashier’s check or wire transfer (denominated in U.S. Dollars);

(iii)       subject to any conditions or limitations established by the Administrator, the delivery of other unrestricted Shares which have a Fair Market Value on the date of surrender equal to or greater than the aggregate purchase price of the Shares being purchased (it being agreed that the excess of the Fair Market Value over the aggregate purchase price shall be refunded to the Awardee in cash);

(iv)       such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law; or

(v)        any combination of the foregoing methods of payment.

(c)        Restrictions and Performance Criteria. The grant, issuance, retention or vesting of Stock Awards issued to Employees may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations or completion of service by the Awardee.  Such Stock Awards are referred to as “Restricted Stock Awards.”

(d)        Termination of Employment, Board Membership or Cessation of Status as Contractor. The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a termination from membership on the Board by a Non-Employee Director, an Employee’s Termination of Employment or an individual’s cessation of status as a Contractor shall have on any Stock Award.  Unless otherwise provided in the Award Agreement:  (i) a Termination of Employment due to Disability or death, a cessation of status as a Contractor due to Disability or death or a termination from membership on the Board by a Non-Employee Director due to Disability or death, shall result in vesting of a prorated portion of any Stock Award, based upon the full months of the applicable performance period, vesting period or other period of restriction elapsed as of the end of the month in which the Termination of Employment due to Disability or death, cessation of status as a Contractor due to Disability or death or termination from membership on the Board by a Non-Employee Director due to Disability or death occurs over the total number of months in such period; (ii) any Stock Award held by an Employee at Retirement that was granted more than 12 months prior to the date of the Employee’s Retirement shall become 100% vested as of the effective date of such Retirement and, if a performance-based Award, the actual amount of the vested Award shall be determined and certified by the Administrator after the completion of the performance period based on actual performance result; and (iii) any other Termination of Employment, cessation of status as a Contractor or termination from membership on the Board by a Non-Employee Director shall result in immediate cancellation and forfeiture of all outstanding, unvested Stock Awards.

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(e)        Share Restrictions.  Subject to the provisions of the Plan and the applicable Stock Award Agreement, during such period as may be set by the Administrator in its discretion and as set forth in the applicable Stock Award Agreement (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber the Shares issued pursuant to a Stock Award.  The Administrator shall have the authority, in its sole discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares issued pursuant to a Stock Award.  Upon the expiration of the Restriction Period without prior forfeiture of the Shares (or rights thereto) subject to the Restriction Period, unrestricted Shares shall be issued and delivered to the Participant.

(f)        Stock Issuance and Restrictive Legends.  Upon execution and delivery of a Stock Award Agreement and receipt of payment of the full purchase price, if any, for the Shares subject to the Stock Award Agreement, the Company shall, as soon as administratively practicable thereafter, issue the Shares.  Shares may be issued in the form of a certificate, by book entry, or otherwise, in the Company’s sole discretion, and shall bear an appropriate restrictive legend.

(g)            Rights as a Shareholder.  Unless otherwise provided for by the Administrator, the Participant shall have the rights equivalent to those of a shareholder and shall be a shareholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant.  Any certificate issued in respect of a Restricted Stock Award shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Long-Term Incentive Plan and an Award Agreement.  Copies of such Plan and Agreement are on file at the offices of Toga Limited.

The Committee may require that the certificates evidencing such Shares be held in custody by the Company or the trustee of a trust set up by the Administrator) until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered to the Company a stock power, endorsed in blank, relating to the Shares covered by such Award.

12.      Stock Unit Awards and Other Stock-Based Awards.

(a)        Stock Unit Awards.  Each Stock Unit Award Agreement shall contain provisions regarding:  (i) the number of Shares subject to such Stock Unit Award or a formula for determining such number, (ii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, and/or vested, (iii) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (iv) restrictions on the transferability of the Stock Unit Award, and (v) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.  The Administrator may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Administrator shall deem appropriate.

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(i)         Restrictions and Performance Criteria. The grant, issuance, retention or vesting of Stock Unit Awards issued to Employees may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations or completion of service by the Awardee.  Such Stock Unit Awards are referred to as “Restricted Stock Unit Awards.”

(ii)            Termination of Employment, Board Membership or Cessation of Status as a Contractor. The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a termination from membership on the Board by a Non-Employee Director, cessation of an individual’s status as a Contractor or an Employee’s Termination of Employment shall have on any Stock Unit Award.  Unless otherwise provided in the Award Agreement:  (i) a Termination of Employment due to Disability or death, a cessation of status as a Contractor due to Disability or death or a termination from membership on the Board by a Non-Employee Director due to Disability or death, shall result in vesting of a prorated portion of any Stock Unit Award, based upon the full months of the applicable performance period, vesting period or other period of restriction elapsed as of the end of the month in which the Termination of Employment due to Disability or death, cessation of status as a Contractor due to Disability or death or termination from membership on the Board by a Non-Employee Director due to Disability or death occurs over the total number of months in such period; (ii) any Stock Unit Award held by an Employee at Retirement that was granted more than 12 months prior to the date of the Employee’s Retirement shall become 100% vested as of the effective date of such Retirement, and, if a performance-based Award, the actual amount of the vested Award shall be determined and certified by the Administrator after the completion of the performance period based on actual performance results; and (iii) any other Termination of Employment, cessation of status as a Contractor or termination from membership on the Board by a Director shall result in immediate cancellation and forfeiture of all outstanding, unvested Stock Unit Awards.

(iii)       Rights as a Shareholder. Unless otherwise provided for by the Administrator, the Participant shall have the rights equivalent to those of a shareholder and shall be a shareholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) and delivered to the Participant.

(b)        Other Stock-Based Award.  An “Other Stock-Based Award” means any other type of equity-based or equity-related Award not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares), in such amount and subject to such terms and conditions as the Administrator shall determine.  Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares or pursuant to a cash basis performance goal.  Each Other Stock-Based Award will be evidenced by an Award Agreement containing such terms and conditions as may be determined by the Administrator.

(i)         Value of Other Stock-Based Awards.  Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Administrator.  The Administrator may establish performance goals in its discretion.  If the Administrator exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

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(ii)        Payment of Other Stock-Based Awards.  Payment, if any, with respect to Other Stock-Based Awards shall be made in accordance with the terms of the Award, in cash, Shares or a combination thereof, as the Administrator determines.

(iii)       Termination of Employment or Board Membership or Cessation of Status as a Contractor.  The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a termination from membership on the Board by a Non-Employee Director, the cessation of an individual’s status as a Contractor or an Employee’s Termination of Employment shall have on any Other Stock-Based Award.  Unless otherwise provided in the Award Agreement:  (i) a Termination of Employment due to Disability or death, a cessation of status as a Contractor due to Disability or death or termination from membership on the Board by a Non-Employee Director due to Disability or death, shall result in vesting of a prorated portion of any Other Stock-Based Award, based upon the full months of the applicable performance period, vesting period or other period of restriction elapsed as of the end of the month in which the Termination of Employment or Board membership due to Disability or death or cessation of status as a Contractor due to Disability or death occurs over the total number of months in such period; (ii) any Other Stock-Based Award held by an Employee at Retirement that was granted more than 12 months prior to the date of the Employee’s Retirement shall become 100% vested as of the effective date of such Retirement and, if a performance-based Award, the actual amount of the vested Award shall be determined and certified by the Administrator after the completion of the performance period based on actual performance results; and (iii) any other Termination of Employment, cessation of status as a Contractor or termination from Board membership shall result in immediate cancellation and forfeiture of all outstanding, unvested Other Stock-Based Awards.

(iv)          Effect of Forfeiture.  If Restricted Stock is not vested and the Awardee purchased such Restricted Stock from the Company, the Company or its assigns shall have the right and option to repurchase some or all of such non-vested Shares (as determined by the Company) upon the occurrence of an event causing the Awardee or Holder to forfeit his or her right to such Restricted Stock (the “Forfeiture Date”) at a repurchase price equal to the lesser of (x) the amount paid by the Awardee for such Shares, or (y) the Fair Market Value per Share on the date the Company exercises its repurchase right.  This repurchase right may be exercised by the Company at any time during the period commencing on the date the forfeiture event occurs and ending on the date that is six months following the date of such forfeiture event occurs (the “Repurchase Period”) upon payment by the Company of the repurchase price to the Holder of the repurchased Shares.  Any Shares of Restricted Stock that the Company does not repurchase during the Repurchase Period shall become vested and nonforfeitable at the expiration of the Repurchase Period.

13.      Other Provisions Applicable to Awards.

(a)            Restriction on Exercise after Termination.  Notwithstanding any provision of this Plan to the contrary, no unexercised right created under the Plan (an “Unexercised Right”) and held by the Participant on the date of his or her Termination of Employment for any reason or, if the Participant is a Non-Employee Director or a Contractor, the date of termination of the Participant’s status as a Director or Contractor for any reason, shall be exercisable after such termination if, prior to such exercise, the Participant:  (i) takes other employment or renders services to others without the written consent of the Company, (ii) violates any non-competition, confidentiality, conflict of interest, or similar provisions set forth in the Award Agreement pursuant to which such Unexercised Right was awarded, or (iii) otherwise conducts himself or herself in a manner adversely affecting the Company in the sole discretion of the Administrator.

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(b)        Securities Law Restrictions.  No right under the Plan shall be exercisable and no Share shall be delivered under the Plan except in compliance with all applicable federal, state and foreign securities laws and regulations.  The Company shall not be required to deliver any Shares or other securities under the Plan prior to registration or other qualification of the Shares or other securities under any applicable state or federal law, rule or regulations as the Administrator shall determine to be necessary or advisable, in its sole discretion.

The Administrator may require each person acquiring Shares under the Plan to:  (i) represent and warrant to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof, and (ii) make such additional representations, warranties, and agreements with respect to the investment intent of such person or persons as the Administrator may reasonably request.  Any certificates for such Shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, and stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be put on any certificates evidencing such Shares to make appropriate reference to such restrictions.

Notwithstanding any provision of the Plan or any Award Agreement executed pursuant to the Plan, the Company’s obligations under the Plan and such Award Agreement shall be subject to all applicable laws, rules and regulations and to such approvals as may be required by any governmental or regulatory agencies, including, without limitation, any stock exchange on which the Company’s Shares may then be listed.

14.      Dividends and Dividend Equivalents.

Awards other than Options and Stock Appreciation Rights may provide the Awardee with the right to receive dividend payments or dividend equivalent payments on the Shares subject to the Award, whether or not such Award is vested.  Notwithstanding the foregoing, dividends or dividend equivalents shall not be paid with respect to Stock Unit Awards and Other Stock-Based Awards that vest based on the achievement of performance goals prior to the date the performance goals are satisfied and the Award is earned, and then shall be payable only with respect to the number of Shares or Stock Units actually earned under the Award.  Such payments may be made in cash, Shares or Stock Units or may be credited as cash or Stock Units to an Awardee’s account and later settled in cash or Shares or a combination thereof, all as determined by the Administrator.  Such payments and credits may be subject to such conditions and contingencies as the Administrator may establish.

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15.      Treatment Upon Sale Event or Other Extraordinary Transaction.

(a)            Options.

(i)             In the case of and subject to the consummation of a Sale Event, the Committee shall have the right (but not the obligation) to accelerate the vesting with respect to any or all of the outstanding Options.  Upon the consummation of a Sale Event, the Plan and all Options issued hereunder (both vested and unvested) shall terminate upon the effective time of any such Sale Event unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Options theretofore granted by the successor entity, or the substitution of such Options with new Options of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of Shares and, if appropriate, the per Share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder).

(ii)            In the event of the termination of the Plan and all Options issued hereunder pursuant to a Sale Event, each Holder of Options shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Committee, to exercise all such Options that are then exercisable or that will become exercisable as of the effective time of the Sale Event; provided, however, that the exercise of any Options not exercisable prior to the Sale Event shall be conditioned upon the consummation of the Sale Event.

(iii)           Notwithstanding anything to the contrary in Section 15(a)(i), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each Share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the Awardees holding vested Options (including Options (if any) that vest as a result of such Sale Event) in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Committee of the consideration payable per Share pursuant to the Sale Event (the “Sale Price”) times the number of Shares subject to outstanding vested Options (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding vested Options.  If exercise price per Share of a vested Option equals or exceeds the Sale Price per Share, such Option shall be cancelled upon consummation of such Sale Event without payment of any consideration to the Awardee unless provision is made in connection with the Sale Event for the assumption or continuation of such Option pursuant to Section 15(a)(i) above.

(b)            Option Shares and Restricted Stock Awards.  Unless otherwise provided in an Award agreement, in the case of and subject to the consummation of a Sale Event, Option Shares and Shares of Restricted Stock shall be subject to the repurchase right set forth in Section 16.

(c)            Unrestricted Stock Awards.  Unless otherwise provided herein or in an Award agreement, any Shares of Unrestricted Stock shall be treated in a Sale Event the same as all other Shares then outstanding.

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(d)            Adjustment Clause. In the event of:  (i) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company, or (ii) a merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, an “Organic Change”), the Administrator or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the Share limitations set forth in Section 3, (ii) the number and kind of Shares covered by each outstanding Award, and (iii) the price per Share subject to each such outstanding Award.  In the case of Organic Changes, such adjustments may include, without limitation:  (x) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Administrator or the Board in its sole discretion (it being understood that in the case of an Organic Change with respect to which shareholders receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Administrator that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Organic Change over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (y) the acceleration of vesting of such Awards or the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (z) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).  Any adjustment under this Section 15(d) need not be the same for all Participants and the Board’s and the Administrator’s determination of the adjustments appropriate to be made under this Section 15(d) shall be conclusive upon all Participants under the Plan.  Any such adjustment shall be made in accordance with the requirements of Treasury Regulation Sections 1.409A-1(b)(5)(v)(D) and 1.424-1(a)(5) as determined by the Committee in good-faith and any such adjustment by the Committee shall be final, binding and conclusive on all Persons.  Any such adjustment shall also be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act (to the extent the Committee determines applicable, in its sole discretion) or any independence standard contained in applicable exchange listing requirements.  No fractional Shares shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional Shares.

The Committee may also adjust the number of Shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan; provided, however, that no such adjustment shall be made if it would constitute a modification, extension or renewal of a Stock Option within the meaning of Treasury Regulation Sections 1.409A-1(b)(5)(v) or 1.424-1(e).

(e)        Section 409A.  Notwithstanding the foregoing:  (i) any adjustments made pursuant to Section 15 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A; (ii) any adjustments made pursuant to Section 15 to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that, after such adjustment, the Awards either continue not to be subject to Section 409A or comply with the requirements of Section 409A; (iii) the Administrator shall not have the authority to make any adjustments pursuant to Section 15 to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A to be subject thereto; and (iv) if any Award is subject to Section 409A, Section 15(e) shall be applicable only to the extent specifically provided in the Award Agreement and permitted pursuant to Section 29 in order to ensure that such Award complies with Section 409A.

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16.      Transfer Restrictions; Company Right of First Refusal; Company Repurchase Rights.

(a)          Restrictions on Transfer.

(i)          Options.  No Stock Option shall be transferable by the Awardee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the Awardee’s lifetime, only by the Awardee, or by the Awardee’s legal representative or guardian in the event of the Awardee’s incapacity.  The Awardee may elect to designate a beneficiary by providing written notice of the name of such beneficiary to the Company, and may revoke or change such designation at any time by filing written notice of revocation or change with the Company, and any such beneficiary may exercise the Awardee’s Stock Option in the event of the Awardee’s death to the extent provided herein. If the Awardee does not designate a beneficiary, or if the designated beneficiary predeceases the Awardee, the legal representative of the Awardee may exercise this Stock Option in the event of the Awardee’s death to the extent provided herein.  Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Award agreement regarding a given Option that the Awardee may transfer, without consideration for the transfer, his or her Non-Qualified Stock Options to a Permitted Transferee, provided that the Permitted Transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

(ii)          Issued Shares.  No Issued Shares shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless (i) such transfer is in compliance with the terms of the applicable Award, all applicable securities laws (including, without limitation, the Act), and with the terms and conditions of this Section 16, (ii) such transfer does not cause the Company to become subject to the reporting requirements of the Exchange Act, and (iii) the transferee consents in writing to be bound by the provisions of the Plan, including this Section 16.  In connection with any proposed transfer, the Committee may require the transferor to provide at the transferor’s own expense an opinion of counsel to the transferor, satisfactory to the Committee, that such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Securities Act).  Any attempted disposition of Issued Shares not in accordance with the terms and conditions of this Section 16 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Issued Shares as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of Issued Shares.  Subject to the foregoing general provisions, and unless otherwise provided in the agreement with respect to a particular Award, Issued Shares may be transferred pursuant to the following specific terms and conditions (provided that with respect to any transfer of Restricted Stock, all vesting and forfeiture provisions shall continue to apply only with respect to the Awardee):

(A)       Transfers to Permitted Transferees.  The Holder may sell, assign, transfer or give away any or all of the Issued Shares to Permitted Transferees; provided, however, that following such sale, assignment, or other transfer, such Issued Shares shall continue to be subject to the terms of this Plan (including this Section 16) and such Permitted Transferee(s) must, as a condition to any such transfer, deliver a written acknowledgment to that effect to the Company.

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(B)       Transfers Upon Death.  Upon the death of the Holder, any Issued Shares then held by the Holder at the time of such death and any Issued Shares acquired thereafter by the Holder’s estate, executors, administrators, personal representatives, heirs, legatees and distributees shall be subject to the provisions of this Plan (including this Section 16).

(iii)          All Issued Shares shall be subject to all restrictions on transfer set forth in the Company’s Articles of Incorporation, by-laws or regulations.

(b)           Right of First Refusal.  In the event that a Holder desires at any time to sell or otherwise transfer all or any part of such Holder’s Issued Shares to any Person (other than a Permitted Transferee), the Holder first shall give written notice to the Company of the Holder’s intention to make such transfer.  Such notice shall state the number of Issued Shares which the Holder proposes to sell (the “Offered Shares”), the price and the terms at which the proposed sale is to be made and the name and address of the proposed transferee.  At any time within 30 days after the receipt of such notice by the Company, the Company or its assigns may elect to purchase all or any portion of the Offered Shares at the price and on the terms offered by the proposed transferee and specified in the notice.  The Company or its assigns shall exercise this right by mailing or delivering written notice to the Holder within the foregoing 30-day period.  If the Company or its assigns elect to exercise its purchase rights under this Section 16(b), the closing for such purchase shall, in any event, take place within 45 days after the receipt by the Company of the initial notice from the Holder.  In the event that the Company or its assigns do not elect to exercise such purchase right, or in the event that the Company or its assigns do not pay the full purchase price within such 45-day period, the Holder may, within 60 days thereafter, sell the Offered Shares to the proposed transferee and at the same price and on the same terms as specified in the Holder’s notice.  Any Shares purchased by such proposed transferee (other than a purchase by a Permitted Transferee) shall no longer be subject to the terms of the Plan.  Any Shares not sold to the proposed transferee shall remain subject to the terms of the Plan.

(c)            Company’s Right of Repurchase.

(i)          Right of Repurchase for Option Shares.  The Company or its assigns shall have the right and option upon the occurrence of a Repurchase Event with respect to a Holder of Option Shares to repurchase from such Holder some or all (as determined by the Company) of the Option Shares held or subsequently acquired upon exercise of a Stock Option by such Holder at the price per Share specified below.  Such repurchase right may be exercised by the Company at any time during the period commencing on the date the Repurchase Event occurs and ending on the later of (A) the date that is eighteen (18) months following the date of such Repurchase Event or (B) the date that is thirteen (13) months after the acquisition of such Option Shares upon exercise of a Stock Option (the “Option Shares Repurchase Period”).  The “Option Shares Repurchase Price” shall be the Fair Market Value of the Option Shares; provided, however, that in the case of a Restrictive Covenant Breach, the Option Shares Repurchase Price shall be the lesser of Fair Market Value of the Option Shares or the purchase price paid by the Awardee (or Holder) for the Option Shares upon exercise of Options by the Awardee (or Holder).  Fair Market Value of the Option Shares shall be determined as of the date the Committee elects to exercise its repurchase rights in connection with such Repurchase Event.

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(ii)         Right of Repurchase With Respect to Restricted Stock.  Unless otherwise set forth in the agreement entered into by the Awardee and the Company in connection with a Restricted Stock Award, the Company or its assigns shall have the right and option upon a Repurchase Event to repurchase from a Holder of Issued Shares received pursuant to a Restricted Stock Award some or all (as determined by the Company) of such Issued Shares at the price per Share specified below.  Such repurchase right may be exercised by the Company at any time during the period commencing on the date the Repurchase Event occurs and ending on the date that is six months following the date of such Repurchase Event (the “Non-Option Shares Repurchase Period”).  The “Non-Option Shares Repurchase Price” shall be the Fair Market Value of such Issued Shares; provided, however, that in the case of a Restrictive Covenant Breach, the Non-Option Shares Repurchase Price shall be the lesser of Fair Market Value of the Issued Shares or the original purchase price paid by the Awardee for the Issued Shares received pursuant to a Restricted Stock Award.  Fair Market Value of the Option Shares shall be determined as of the date the Committee elects to exercise its repurchase rights in connection with such Repurchase Event.

(iii)          Procedure.  Any repurchase right of the Company shall be exercised by the Company or its assigns by giving the Holder written notice on or before the last day of the Option Shares Repurchase Period or Non-Option Shares Repurchase Period, as applicable, of its intention to exercise such repurchase right.  Upon such notification, the Holder shall promptly surrender to the Company, free and clear of any liens or encumbrances, any certificates representing the Shares being purchased, together with a duly executed stock power for the transfer of such Shares to the Company or the Company’s assignee or assignees.  Upon the Company’s or its assignee’s receipt of the certificates from the Holder, the Company or its assignee or assignees shall deliver to him, her or them a check for the Option Shares Repurchase Price or the Non-Option Shares Repurchase Price, as applicable; provided, however, that the Company may pay the Option Shares Repurchase Price or Non-Option Shares Repurchase Price, as applicable, by offsetting and canceling any indebtedness then owed by the Holder to the Company.

(d)           Drag Along Right.  In the event the holders of a majority of the Company’s voting capital stock then outstanding (the “Majority Shareholders”) determine to sell or otherwise dispose of all or substantially all of the assets of the Company or all or 50 percent or more of the capital stock of the Company, in each case in a transaction constituting a change in control of the Company, to any non Affiliate(s) of the Company or any of the Majority Shareholders, or to cause the Company to merge with or into or consolidate with any non-Affiliate(s) of the Company or any of the Majority Shareholders (in each case, the “Buyer”) in a bona fide negotiated transaction (a “Sale”), each Holder of Issued Shares, including any Permitted Transferees, shall be obligated to and shall upon the written request of the Majority Shareholders:  (a) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Buyer, his or her Issued Shares (including for this purpose all of such Holder’s or his or her Permitted Transferee’s Issued Shares that presently or as a result of any such transaction may be acquired upon the exercise of an Option (following the payment of the exercise price therefor)) on substantially the same terms applicable to the Majority Shareholders (with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of exercisable securities as well as the relative preferences and priorities of preferred stock); and (b) execute and deliver such instruments of conveyance and transfer and take such other action, including voting such Issued Shares in favor of any Sale proposed by the Majority Shareholders and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents as the Majority Shareholders or the Buyer may reasonably require in order to carry out the terms and provisions of this Section 16(d).

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(e)            Escrow Arrangement.

(i)          Escrow.  In order to carry out the provisions of Sections 12(b)(iv) and 16(b), (c) and (d) of this Agreement more effectively, the Company shall hold any Issued Shares in escrow together with separate stock powers executed by the Holder in blank for transfer, and any Permitted Transferee shall, as an additional condition to any transfer of Issued Shares, execute a like stock power as to such Issued Shares.  The Company shall not dispose of the Issued Shares except as otherwise provided in this Agreement.  In the event of any repurchase by the Company (or any of its assigns), the Company is hereby authorized by the Holder and any Permitted Transferee, as the Holder’s and each such Permitted Transferee’s attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Issued Shares being purchased and to transfer such Issued Shares in accordance with the terms hereof.  At such time as any Issued Shares are no longer subject to the Company’s repurchase, first refusal and drag along rights, the Company shall, at the written request of the Holder, deliver to the Holder (or the relevant Permitted Transferee) a certificate representing such Issued Shares with the balance of the Issued Shares to be held in escrow pursuant to this Section 16(e).

(ii)          Remedy.  Without limitation of any other provision of this Agreement or other rights, in the event that a Holder, any Permitted Transferees or any other Person is required to sell a Holder’s Issued Shares pursuant to the provisions of Sections 12(b)(iv) or 16(b), (c) or (d) and in the further event that he or she refuses or for any reason fails to deliver to the Company or its designated purchaser of such Issued Shares the certificate or certificates evidencing such Issued Shares together with a related stock power, the Company or such designated purchaser may deposit the applicable purchase price for such Issued Shares with a bank designated by the Company, or with the Company’s independent public accounting firm, as agent or trustee, or in escrow, for such Holder, any Permitted Transferees or other Person, to be held by such bank or accounting firm for the benefit of and for delivery to him, her, them or it, and/or, in its discretion, pay such purchase price by offsetting any indebtedness then owed by such Holder as provided above.  Upon any such deposit and/or offset by the Company or its designated purchaser of such amount and upon notice to the Person who was required to sell the Issued Shares to be sold pursuant to the provisions of Sections 12(b)(iv) or 16(b), (c) or (d), such Issued Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, such Holder shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.

(f)            Lockup Provision.  Holder agrees, if requested by the Company and any underwriter engaged by the Company, not to sell or otherwise transfer or dispose of any Issued Shares (including, without limitation, pursuant to Rule 144 under the Securities Act) held by him or her for such period following the effective date of any registration statement of the Company filed under the Securities Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed 180 days in the case of the Company’s initial public offering or 90 days in the case of any other public offering.

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(g)            Adjustments for Changes in Capital Structure.  If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off, split-up or other similar change in the Common Stock, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of security of the Company, the restrictions contained in this Section 16 shall apply with equal force to additional and/or substitute securities, if any, received by Holder in exchange for, or by virtue of his or her ownership of, Issued Shares.

(h)            Transfers to Competitors.  Notwithstanding anything contained herein to the contrary, no Issued Shares may be sold or otherwise transferred to a party that is a competitor of the Company without the prior written approval of the Board.  Any sale or other purported sale of Issued Shares in violation of this Section 16(h) shall be null and void.

(i)             Termination.  The terms and provisions of Section 16(b), Section 16(c), Section 16(d) and Section 16(h) shall terminate upon the closing of the Company’s initial public offering or upon consummation of any Sale Event, in either case as a result of which Shares of the same class as the Issued Shares are registered under Section 12 of the Exchange Act and publicly traded on any national security exchange.

17.      Amendment and Termination of the Plan.

(a)        Amendment and Termination.  The Board, without further action on the part of the shareholders of the Company, may from time to time amend, suspend or alter the Plan or any Award Agreement and may terminate the Plan or any Award Agreement at any time; provided, however, that any such amendment shall be subject to approval of the shareholders of the Company in the manner and to the extent required by Applicable Law.  In addition, without limiting the foregoing, unless approved by the shareholders of the Company and subject to Section 15, no such amendment shall be made that would:

(i)         increase the maximum aggregate number of Shares which may be subject to Awards granted under the Plan;

(ii)        reduce the minimum exercise price for Options or Stock Appreciation Rights granted under the Plan;

(iii)       reduce the exercise price of outstanding Options or Stock Appreciation Rights;

(iv)       materially modify the requirements as to eligibility for participation in the Plan;

(v)        extend the maximum option period of Options granted under the Plan; or

(vi)       effect any other change which requires shareholder approval under Applicable Law.

            Subject to the above provisions, the Board shall have the authority to amend the Plan to take into account changes in applicable tax and securities laws and accounting rules, as well as other developments.

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(b)        Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall materially impair the rights of any Participant with respect to an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company, except that no such agreement shall be required if the Administrator determines in its sole discretion that such amendment either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any Applicable Law or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.  Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c)        Effect of the Plan on Other Arrangements.  Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted shares or restricted share units or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

18.      Designation of Beneficiary.

Each Awardee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the Awardee’s death.  Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee.  If no beneficiary has been designated by a deceased Awardee, or if the designated beneficiaries have predeceased the Awardee, the beneficiary shall be the Awardee’s estate.

19.      No Right to Awards or to Employment.

No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ of the Company or its Affiliates and shall not restrict or interfere in any way with the right of the Company or its Affiliates to terminate the Awardee’s employment at any time, with or without Cause.  Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

20.      Legal Compliance.

Shares shall not be issued pursuant to an Option, Stock Appreciation Right, Stock Award, Stock Unit Award or Other Stock-Based Award unless such Option, Stock Appreciation Right, Stock Award, Stock Unit or Other Stock-Based Award and the issuance and delivery of such Shares shall comply with Applicable Law and shall be further subject to the approval of counsel for the Company with respect to such compliance.  Unless the Awards and Shares covered by this Plan have been registered under the Securities Act or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

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21.      Inability to Obtain Authority.

To the extent the Company is unable, or the Administrator deems it unfeasible, to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be advisable or necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.      Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

23.      Notice.

Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.  Any notice to a Participant hereunder shall be addressed to the last address of record with the Company and shall be effective when sent via first class mail, courier service, or electronic mail to such last address of record.

24.      Governing Law

Except to the extent preempted by United States Federal law or as otherwise expressly provided herein, the Plan and Award Agreements and all determinations made and actions taken pursuant hereto shall be interpreted in accordance with and governed by the substantive, internal laws of the state of Nevada, without giving effect to any choice or conflict of law provisions, rules or principles.

25.      Interpretation of Plan and Awards.

(a)        The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they serve as a basis for interpretation of the Plan.

(b)        Any reference to a provision of law, regulation or rule shall be deemed to include a reference to the successor of such law, regulation or rule.

(c)        Any reference to a particular section of the Code or legislative Act shall be deemed to include a reference to all regulations and other lawful guidance interpreting, construing or implementing such section or Act.

(d)        To the extent consistent with the context, any masculine term shall include the feminine, and vice versa, and the singular shall include the plural, and vice versa.

26.      Successors and Assigns.

The terms of the Plan and any Award shall inure to the benefit of, and be binding upon, the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

27.      Illegality, Invalidity and Unenforceability.

If any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

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28.      Private Company Provisions.

For any period during which the Company’s Shares are not publicly traded on a national stock exchange or national market system, the following provisions shall apply:

(a)        Restrictive Legends.  If one or more Options or other rights under the Plan are exercised pursuant to exemptions from foreign, federal and state securities laws:  (i) any Shares issued upon exercise of those Options or rights may not be sold or otherwise transferred, and the Company shall not be required to transfer any such Shares, unless they have been registered under the foreign, federal and state securities laws or a valid exemption from such registration is available, and (ii) the Company may cause each certificate or other documentation evidencing ownership of any Shares issued upon exercise of those Options or rights to be imprinted with a legend in the following form:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities law and may not be sold or otherwise transferred without such registration unless a valid exemption from such registration is available and the corporation has received an opinion of, or satisfactory to, its counsel that such transfer would not violate any federal or state securities laws.”

The legend shall be in addition to the legend in Section 11, which applies to any certificate issued in respect of a Restricted Stock Award.

(b)        Restrictions on Transfers.  Except as otherwise expressly provided in this Plan, no Shares awarded under the Plan or issued upon exercise of an Option or other right under the Plan may be sold or otherwise transferred.

(c)        Purchase Option.  Notwithstanding anything to the contrary in this Plan, if any Participant who is a Non-Employee Director ceases to be a member of the Board, or if any Participant who is an Employee ceases to be an Employee of the Company and its Affiliates, if any, for any reason (including without limitation his or her death, Disability, Retirement, resignation, replacement, removal, expiration of term, discharge or any other reason), then the Company shall have the exclusive right and option to purchase from such Participant, the executor or administrator of his or her estate, or his or her other successor in interest, as the case may be, any or all of the Shares which may have been purchased or awarded to the Participant under the Plan (including without limitation any Shares purchased upon exercise of an Option or other right after termination of the Participant’s employment or status as a Non-Employee Director and any additional Shares which the Participant may have received as a result of any stock splits, stock dividends or similar sources as a result of receiving Shares under the Plan).

29.      Section 409A.

It is the intention of the Company that no Award be “deferred compensation” subject to Section 409A, unless and to the extent that the Administrator specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly.  The terms and conditions governing any Awards that the Administrator determines will be subject to Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards upon a Sale Event, shall be set forth in the applicable Award Agreement, deferral election forms and procedures, and rules established by the Administrator, and shall comply in all respects with Section 409A.  The following rules will apply to Awards intended to be subject to Section 409A (“409A Awards”):

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(a)        If a Participant is permitted to elect to defer an Award or any payment under an Award, such election will be permitted only at times in compliance with Code Section 409A, including applicable transition rules thereunder.

(b)        The Company shall have no authority to accelerate distributions relating to 409A Awards, other than any authority expressly permitted under Section 409A.

(c)        Any distribution pursuant to a 409A Award following a Termination of Employment that would be subject to Section 409A(a)(2)(A)(i) of the Code as a distribution following a separation from service of a “specified employee” as defined under Section 409A(a)(2)(B)(i) of the Code, shall occur no earlier than the date immediately following the expiration of the six-month period after such Termination of Employment.  For the avoidance of doubt, an intervening distribution following a Participant’s death prior to the expiration of such period would not be prohibited under this subsection.

(d)        In the case of any distribution pursuant to a 409A Award, if the timing of such distribution is not otherwise specified in the Plan, an Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.

(e)        In the case of an Award providing for distribution or settlement upon vesting or the lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in the Plan, an Award Agreement or other governing document, the distribution or settlement shall be made not later than March 15 of the year following the year in which the Award vested or the risk of forfeiture lapsed.

(f)        Notwithstanding anything herein to the contrary, in no event shall the Company or the Administrator be liable for the payment of, or any gross up payment in connection with, any taxes, penalties or interest owed by the Participant pursuant to Section 409A of the Code.

30.      Limitation on Liability.

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other person as to:

(a)        The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and

(b)        Tax or Exchange Control Consequences. Any tax consequence expected, but not realized, or any exchange control obligation owed, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

No member of the Board or the Committee shall have any liability for any determination or other action made or taken in good faith with respect to the Plan or any Award granted under the Plan.

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31.      Unfunded Plan.

Insofar as it provides for Awards, the Plan shall be unfunded.  Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards, Stock Unit Awards or Other Stock-Based Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience.  The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation.  Neither the Company nor the Administrator shall be deemed to be a trustee of Shares or cash to be awarded under the Plan.  Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company and nothing contained herein shall give any Participant or transferee any rights that are greater than those of a general creditor of the Company.  Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

32.      Tax Withholding.

Each Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to any Award under the Plan no later than the date as of which any amount under such Award first becomes includible in the gross income of the Participant for any tax purposes with respect to which the Company has a tax withholding obligation.  Unless otherwise determined by the Company, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement; provided, however, that not more than the legally required minimum withholding may be settled with Shares.  The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any vested Shares or any other payment due to the Participant at that time or at any future time.  The Administrator may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.

33.      Cancellation of Award; Forfeiture of Gain; Clawback Policy.

Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award will be cancelled and the Participant will forfeit the Shares or cash received or payable on the vesting or exercise of the Award, and that the amount of any proceeds of the sale or gain realized on the vesting or exercise of the Award must be repaid to the Company, under such conditions as may be required by Applicable Law or established by the Administrator in its sole discretion.  Without limiting the foregoing, and without regard to the terms of any Award Agreement the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted or modified from time to time (the “Clawback Policy”).  In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy.  By accepting an Award, a Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted or amended from time to time by the Company in its discretion.

34.      Section 16 of the Exchange Act.

The Company intends that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 under Section 16 of the Exchange Act so that Participant will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16, and will not be subject to short-swing liability under Section 16.  Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 34, such provision to the extent possible shall be interpreted or deemed amended so as to avoid such conflict.

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Exhibit A

Definition of “Sale Event”

“Sale Event” means one of the following events occurring afterthe effective date of the Plan:

(1)        any one person, or group of owners of another corporation who acting together through a merger, consolidation, purchase, acquisition of stock or the like (a “Group”), acquires ownership of stock of the Company (or other voting securities of the Company then outstanding) that, together with the Company stock (or other voting securities of the Company then outstanding) held by such person or Group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company (or other voting securities of the Company then outstanding).  However, if such person or Group is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company (or other voting securities of the Company then outstanding), the acquisition of additional Company stock (or other voting securities of the Company then outstanding) by the same person or Group shall not be considered to cause a Sale Event;

(2)        any one person or Group acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company (or other voting securities of the Company then outstanding) possessing thirty percent (30%) or more of the total voting power of the stock of the Company (or other voting securities of the Company then outstanding) where such person or Group is not merely acquiring additional control of the Company;

(3)        a majority of the members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election (the “Incumbent Board”), but excluding, for purposes of determining whether a majority of the Incumbent Board has endorsed any candidate for election to the Board, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or Group other than the Board; or

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(4)        any one person or Group acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or Group) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total fair market value of all assets of the Company immediately prior to such acquisition or acquisitions.  For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.  A transfer of assets by the Company will not result in a Sale Event if the assets are transferred to:

(i)         a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii)        an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company immediately after the transfer of assets;

(iii)       a person or Group that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or

(iv)       an entity, at least fifty percent (50%) of the total value or voting power of which is owned directly or indirectly, by a person described in subparagraph (1), above; or

(5)        Shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

However, no Sale Event shall be deemed to have occurred with respect to a Participant by reason of (I) any event involving a transaction in which the Participant or a group of persons or entities with which the Participant acts in concert, acquires, directly or indirectly, more than thirty percent (30%) of the common stock or the business or assets of the Company; or (II) any event involving or arising out of a proceeding under Title 11 of the United States Code (or the provisions of any future United States bankruptcy law), an assignment for the benefit of creditors or an insolvency proceeding under state or local law.

Notwithstanding the foregoing, if any payment or distribution event applicable to an Award is subject to the requirements of Section 409A(a)(2)(A) of the Code, the determination of the occurrence of a Sale Event shall be governed by applicable provisions of Section 409A(a)(2)(A) of the Code for purposes of determining whether such payment or distribution may then occur.

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